Exhibit 99.1
TTM Technologies Investor Presentation NASDAQ OMX 26th Investor Program June 21, 2011

Disclosure Safe Harbor During the course of this presentation, the company will make forward- looking statements subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, fluctuations in quarterly and annual operating results, the volatility and cyclicality of various industries that the company serves and other risks described in TTM's most recent SEC filings. The company assumes no obligation to update the information provided in this presentation. The company also will present non-GAAP financial information in this presentation. For a reconciliation of TTM's non-GAAP financial information to the equivalent measures under GAAP, please refer to the company's press release, which was filed with the SEC and which is posted on TTM's website.

Company Overview

Global Leader in PCB Manufacturing Top 5 global PCB manufacturer - $1.4 billion in revenue* 15 specialized factories located in U.S. and China Over 17,000 employees worldwide Focused on advanced technology products Total customer solution: prototype through production Technology development coordinated with customers' needs Diversified end markets with broad customer base * Pro forma 2010

Q1 2011 Highlights Sales $342.8 million Gross margin: 23.9% GAAP net income1 : $27.1 million - $0.33 per diluted share Non-GAAP net income1 : $33.3 million - $0.40 per diluted share Lead times at normal levels: 4 - 6 weeks 1 Net income attributable to shareholders

1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 Sales 79 106 204 129 89 180 241 240 369 669 681 583 1180 183 TTM Revenue Trend ($ in Millions) Acquisition Power Circuits (7/14/99) Acquisition Advanced Circuits (12/26/02) Acquisition Tyco PCG (10/27/06) Acquisition Meadville PCB (4/9/2010) * Pro forma 2010 revenue (includes Meadville PCB revenue from Jan - Apr 8, 2010) TTM Revenue Trend Q1 2011 Revenue - $342.8 million Target average growth of 15% over the long term $1,180 $1,362*

Specialized Facilities Provide Optimal Growth Integrated manufacturing platform enables TTM to execute a global facility specialization strategy Focused Assembly 8 Shanghai, China 1 Stafford, CT 3 San Diego, CA Aerospace/Defense 5 High Tech/Quick-Turn/High Mix 4 Chippewa Falls, WI 2 Santa Clara, CA Santa Ana, CA 6 Logan, UT 9 Stafford Springs, CT China Volume Production 10 Dongguan - DMC 11 Dongguan - SYE 12 Guangzhou - GME 13 Shanghai - SME 14 Suzhou - MAS Substrate 15 Shanghai - SMST 7 Hong Kong - OPCM 8 7 12 13 10 11 14 15 1 9 2 5 3 4 6 United States

Global Ranking Top 10 World PCB Makers 2010 Represents approximately 27% of 2010 total world PCB output ($ in Millions) Core supplier to wide range of high-end networking products addressing increasing bandwidth demands Key supplier in rapidly growing touch screen tablet market Expanding position in smartphones Leadership position in strategic North America Aerospace & Defense industry Leading Position in Growing Market Segments Source: NT Information

Global Strength Asia Pacific North America 7 factories / 3.5 million sq. ft. Over 30 million sq. ft. of capacity (annual) Strong in Smartphones, Tablet PCs, Servers, Storage and Networking Ramp and Volume capability Advanced "any layer" HDI High layer count conventional PCB Flex & rigid-flex PCB Substrate PCB 8 factories / 850k sq. ft. Over 3 million sq. ft. of capacity (annual) Strong in Aerospace & Defense, High End Servers, Storage and Networking Proto, Ramp and Low Volume/ High Mix production Very high layer count capability Specialty rigid-flex, RF and thermal management PCBs Advanced HDI for commercial and defense Combined Strength, Total Solution

Industry & Market Overview

Source: N.T. Information Ltd. April, 2011 World PCB Outlook 2011 PCB Demand by End Market Source: BPA Consulting, Feb 2011 55% of the world production will be generated from the Greater China region in 2011 China will continue to gain share in the world PCB production

Topwise A E Diversified End Market & Customer Base Q1 2011 Sales Selected Customers by End Market 16% 27% 8% 34% 6% 9% Aerospace & Defense Cellular Phone Computing, Storage & Peripherals Medical / Industrial / Instrument Networking & Communications Other (includes Consumer)

Future Plans & Strategies

Positioned for Revolutionary Growth Advanced Semiconductor Technology Expansion in Communication, Networking & Storage Infrastructure Proliferation of "Converged Mobile Devices" Explosion of Network Applications & Cloud Computing Consumer Demand for Advanced Printed Circuit Board Technology Business

Advanced Technology, Value Added Strategy Advanced Technology & Service Excellence Early involvement engineering support Prototype / QTA Pilot orders Low volume / High mix (NA) Medium volume / Ramp (AP) High technology Volume production (AP) Product Launch/ Ramp NPI R&D Maturity High Mix / Low Volume High Volume

Growth Driver - Asia Pacific Seasonality in Q1 with gradual improvement into Q2 Launch of touchpad tablets in Q2 2010 Continuous growth in demand for smartphones Continued demand for increased bandwidth Focus on more advanced HDI applications Q1'09 - Q1'10 17% Growth Q1'10 - Q1'11 28% Growth

ASP (USD) High Density Interconnect (HDI) Technology 1x 2x 3x Technology & ASP

Strategic Growth Objectives Invest in advanced technology Focus on the early stages of the product life cycle Leverage our leadership position and global footprint Service customers in growth end markets Customer-driven culture

Financial Overview

Consolidated Income Statement - Q1 Actual * Attributable to stockholders; excludes net income of $2.0M attributable to noncontrolling interests

Target Model * Attributable to stockholders

Balance Sheet

Cash Flow

Investment Highlights Market leader in advanced technology PCBs Strong track record of operating performance Increasing margin profile Highly efficient operations and low cost structure Healthy balance sheet Solid cash flow funding growth

Appendix

Diversified End Markets AP Combined NA Aerospace / Defense Cellular Phone Computing / Storage / Peripherals Medical / Industrial / Instrument Networking / Communications Other 0% 15% 38% 5% 33% 9% 39% 0% 11% 12% 37% 1% 1Q 2011 Sales

Broad Product Offering Combined AP NA 2 - 6 Layer 8 - 10 Layer 12 - 18 Layer 20 Layer + HDI Backplane Assembly Flex & Rigid-Flex IC Substrates Other 12% 18% 20% 4% 40% 0% 2% 3% 1% 11% 10% 18% 21% 7% 26% 6% 0% 1% 1Q 2011 Sales

Global Revenue Base Agilent Cisco HP HTC Huawei IBM Juniper Northrop Grumman Raytheon ZTE Benchmark Celestica Flextronics Foxconn Jabil Plexus Primax Quanta Computer Sanmina Wistron 1Q 2011 Sales Major OEMs Major EMS Sales by Region

Reconciliations

IR Contacts Asia Pacific Audrey Sim VP, Investor Relations & Business Development e-mail: audrey.sim@meadvillegroup.com North America Steve Richards CFO & Investor Relations e-mail: steve.richards@ttmtech.com